UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 11, 2008
DEERFIELD CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Maryland	1-32551	20-2008622

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

6250 North River Road, 9th Floor, Rosemont, IL		60018

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:       (773) 380-1600
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 11, 2008, the stockholders of Deerfield Capital Corp. (the “Company”) approved an amendment and restatement of the Company’s Stock Incentive Plan to, among other matters, increase the shares of common stock reserved for issuance under the Plan from 2,692,313 to 6,136,725. A brief description of the terms and conditions of the Plan is set forth in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on February 4, 2008 under the heading “Proposal No. 2: To approve an amendment and restatement of our Stock Incentive Plan to increase the shares of common stock reserved for issuance under the Plan and make certain other changes to the Plan — Description of the Terms of the Plan” and such description is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
     On March 12, 2008, the Company issued a press release announcing that the Company’s stockholders approved (i) the conversion of 14,999,992 shares of Series A Cumulative Convertible Preferred Stock into 14,999,992 shares of common stock and (ii) an amendment and restatement of the Company’s Stock Incentive Plan to, among other matters, increase the shares of common stock reserved for issuance under the plan from 2,692,313 to 6,136,725. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
     The information in Item 7.01 of this Current Report on Form 8-K, including the exhibit furnished pursuant to Item 9.01, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities under that Section. Furthermore, the information in Item 7.01 of this Current Report on Form 8-K, including the exhibit furnished pursuant to Item 9.01, shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
99.1	Press Release issued by the Company on March 12, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEERFIELD CAPITAL CORP.
By:	/s/ Frederick L. White
Frederick L. White
Senior Vice President, General Counsel and Secretary

Dated: March 12, 2008

Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by the Company on March 12, 2008